Exhibit 5.1

1700 K Street, NW, Fifth Floor Washington, D.C. 20006-3817 PHONE 202.973.8800 FAX 202.973.8899 www.wsgr.com

January 16, 2014

Cvent, Inc.

8180 Greensboro Dr.

9th Floor

McLean, VA 22102

Re:     Securities Registered under Registration Statement on Form S-1 (File No. 333-193188) and Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-193188, as amended (the “Earlier Registration Statement”), and the Registration Statement filed pursuant to Rule 462(b) of the Securities Act, relating to such Earlier Registration Statement (the “462(b) Registration Statement” and together with the Earlier Registration Statement, the “Registration Statement”), of Cvent, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”), in connection with the public offering of 6,072,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), of which up to 650,000 shares will be issued and sold by the Company (including up to 97,500 shares issuable upon exercise of an over-allotment option granted to the underwriters by the Company) and up to 4,630,000 shares will be sold by certain selling stockholders (the “Selling Stockholders”) (including up to 694,500 shares issuable upon exercise of an over-allotment option granted to the underwriters by the Selling Stockholders). We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Earlier Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Shares by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable; provided,

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however, with respect to those Shares to be sold by certain Selling Stockholders that will be issued upon the exercise of vested options prior to such sale, such Shares will be validly issued, fully paid and nonassessable upon exercise and payment in compliance with the terms of the options pursuant to which such Shares are to be issued prior to the completion of this offering.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation